UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549



                          FORM 8-K

                       Current Report
                         Pursuant to
                   Section 13 or 15(d) of
             The Securities Exchange Act of 1934


 Date of Report (Date of Earliest Event Reported):
                      October 16, 1998



                    CITIZENS CORPORATION
                    --------------------
   (Exact name of Registrant as specified in its charter)


          Delaware                    1_11714             04_3178765
          --------                    -------             ----------
  (State or other jurisdic-   (Commission File Number)  (I.R.S. Employer
   tion of Incorporation                                   I.D. Numer)






     440 Lincoln Street, Worcester, Massachusetts 01653
     --------------------------------------------------
          (Address of Principal Executive Offices)
                          (Zip Code)

                       (508) 855-1000
                       --------------
     (Registrant's Telephone Number including area code)



                      Page 1 of 5 pages
                   Exhibit Index on page 4






Item 5.  Other Events.

      On October 15, 1998, Citizens Corporation announced that third quarter results will be adversely impacted by $18.6 million in pre-tax catastrophe losses, including the $6.8 million previously reported on July 31, 1998. These additional losses incurred during the months of July and September are attributable to electrical, rain and wind storms in the Michigan area totaling $13.7 million. In addition, there has been $4.9 million of loss development on prior storms reported in the months of May and June.


Item 7.  Financial Statements and Exhibits

Exhibit 99            Press Release  dated October 15, 1998,
announcing Citizens Corporation expects an adverse impact on third quarter results due to catastrophe losses.













































                         SIGNATURES


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CITIZENS
                                   CORPORATION



                                   By:/s/ Edward J. Parry III
                                      -----------------------
                                      Edward J. Parry III
                                      Vice President, Chief
                                      Financial Officer, and
                                      Treasurer


Date:  October 16, 1998






































Exhibit Index
-------------

Exhibit 99  Press Release dated October 15, 1998, announcing
            Citizens Corporation expects an adverse impact on third quarter results due to catastrophe losses.





















































                         Exhibit 99
                         ----------

 ALLMERICA FINANCIAL AND CITIZENS CORPORATION ANNOUNCE THIRD
                 QUARTER OPERATING EARNINGS



WORCESTER, Mass., October 15, 1998 - Allmerica Financial Corporation (NYSE:AFC) today said it expects third quarter operating earnings to be adversely impacted by $0.25 to
$0.30 per share of unusual losses related to increased frequency of catastrophes and lower investment income. The two unusual items are expected to result in 1998 third quarter operating earnings falling below both analysts' estimates and the $0.90 per share Allmerica Financial reported in the third quarter of 1997.

John F. O'Brien, president and chief executive officer said, "While we continue to gain market share in the variable products business and we are making good progress on expense reductions in the Risk Management operation, we had unusual items in the quarter which impacted current earnings."

Pretax catastrophe losses in the property and casualty segment in the third quarter totaled $28.7 million. Catastrophe losses stemmed from six events totaling $10.1 million at Hanover Insurance and two events totaling nearly $18.6 million at Citizens Corporation (NYSE:CZC). For Allmerica Financial's property and casualty operation in total, year-to-date pretax catastrophe losses stand at $82.6 million, more than double the average catastrophe experience for Allmerica Financial's property and casualty operation over the past five years.

Pretax net investment income includes a $11.7 million loss related to three limited partnerships that primarily engaged in fixed income arbitrage. In addition to operating losses from these investments, Allmerica Financial has incurred realized losses of $18.5 million related to reducing the carrying value of these assets.

Allmerica Financial Corporation is the holding company for a
diversified  group  of  insurance  and  financial   services
companies headquartered in Worcester, Mass.

                         - 30 -
Investor contact:   Jean Peters
(508) 855-3599



AF-34
10/15/1998